UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 17, 2005

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 21, 2005, EXCO Resources, Inc., a Texas corporation (“EXCO”), filed a Form 8-K (the “Prior Form 8-K”) under Item 1.01 thereto to announce that EXCO’s Board had approved the Share and Debt Purchase Agreement (the “Agreement”), dated effective January 12, 2005, among 1143928 Alberta Ltd., a corporation organized under the laws of the Province of Alberta (“Purchaser”) and a wholly-owned subsidiary of NAL Oil & Gas Trust, an Alberta trust, EXCO and Taurus Acquisition, Inc., a Texas corporation and a wholly-owned subsidiary of EXCO (“Taurus”).  This Amendment No. 1 to the Prior Form 8-K amends and supplements the Prior Form 8-K as follows:

Item 1.01  Entry into a Material Definitive Agreement.

See Item 2.01 below for a discussion of the consummation of the Purchase Agreement on February 10, 2005.  At that closing the Agreement was amended pursuant to that certain First Amending Agreement to the Purchase Agreement (the “First Amending Agreement,” and together with the Agreement, the “Purchase Agreement”), among EXCO, Purchaser and Taurus. The First Amending Agreement amended the Agreement to, among other things, increase the amount of one of the promissory notes Taurus agreed to sell to Purchaser from Cdn. $97,874,177.10 to Cdn. $108,325,788.83 to reflect the principal amount then-outstanding on the note.  A copy of the First Amending Agreement is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On February 10, 2005, EXCO completed the sale to Purchaser of all of the issued and outstanding shares of common stock (the “Subsidiary Stock”) of its Calgary-based Canadian operating subsidiary, Addison Energy Inc., a corporation organized under the laws of the Province of Alberta and a wholly-owned subsidiary of EXCO (“Addison”) pursuant to the Purchase Agreement.  In addition, Taurus sold to Purchaser a promissory note in the amount of U.S. $98,800,167.66 and a promissory note in the amount of Cdn. $108,325,788.83 (collectively, the “Notes”), each of which were issued by Addison in favor of Taurus.  The closing on February 10, 2005 of the transactions contemplated by the Purchase Agreement are referred to herein collectively as the “Addison Disposition”.

The aggregate purchase price for the Subsidiary Stock and the Notes paid at closing was approximately Cdn. $553.3 million.  EXCO deposited into escrow approximately Cdn. $56.9 million for Canadian tax withholding.

Prior to the closing of the Purchase Agreement, Addison paid an earnings and profits dividend (as calculated under U.S. tax law) to EXCO in an amount equal to Cdn. $74.5 million, subject to Canadian tax withholding, or net proceeds of U.S. $56.6 million.

In accordance with the terms of the Indenture, dated as of January 20, 2004, as subsequently amended (as amended, the “Indenture”), among EXCO, as issuer, Wilmington Trust Company, as trustee, and various subsidiaries of EXCO, as guarantors, governing EXCO’s 7¼% Senior Notes due 2011, the security interest of the noteholders in two-thirds of the common stock of Addison was released and a second lien security interest (behind the first lien security interest of EXCO’s U. S. revolving credit facility lenders) was effected in U.S. $120.6 million which represents two-thirds of the net cash proceeds of the sale of the Addison stock.  An additional U.S. $75.9 million of Addison Disposition proceeds were applied to pay down temporarily EXCO’s U.S. credit facility to a nominal amount.  The remaining Addison Disposition proceeds of U.S. $130.3 have been invested in permitted short-term investments.

On February 10, 2005, EXCO also issued a press release announcing that the Addison Disposition was complete.  The press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

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Item 9.01  Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired. None.

(b)                                 Pro Forma Financial Information.

Included in this Current Report (see Unaudited Pro Forma Financial Data on page F-1 below) are the following unaudited pro forma condensed consolidated financial statements, together with the notes thereto:

(i)             Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003;

(ii)          Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004; and

(iii)       Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2004.

The Unaudited Pro Forma Condensed Balance Sheet presents the financial position of EXCO at September 30, 2004, giving effect to the Addison Disposition as if it had occurred on such date. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2004 and for the year ended December 31, 2003 give effect to the Addison Disposition as if it had occurred at the beginning of each such period. The pro forma data does not purport to be indicative of the results which would actually have been reported if the Addison Disposition had occurred on such dates or which may be reported in the future. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements of EXCO and the related notes thereto.

(c)                                  Exhibits.

The following exhibits filed herewith supplement the exhibits filed in the Prior Form 8-K.

Number	Description

10.2	First Amending Agreement to the Share and Debt Purchase Agreement, dated effective February 8, 2005, among 1143928 Alberta Ltd., EXCO Resources, Inc. and Taurus Acquisition, Inc.

10.3	Securities Account Control Agreement, dated as of February 10, 2005, among EXCO Resources, Inc., JPMorgan Chase Bank, N.A., Wilmington Trust Company and J.P. Morgan Securities Inc.

10.4	Securities Account Control Agreement, dated as of February 10, 2005, among EXCO Resources, Inc., Wilmington Trust Company and J.P. Morgan Securities Inc.

99.2	Press Release dated February 10, 2005 issued by EXCO Resources, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated:	February 16, 2005	By:	/s/ J. DOUGLAS RAMSEY
		Name:	J. Douglas Ramsey, Ph.D.
		Title:	Vice President and Chief Financial Officer

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EXHIBIT INDEX

The following exhibits filed herewith supplement the exhibits filed in the Prior Form 8-K.

Number	Description

10.2	First Amending Agreement to the Share and Debt Purchase Agreement, dated effective February 8, 2005, among 1143928 Alberta Ltd., EXCO Resources, Inc. and Taurus Acquisition, Inc.

10.3	Securities Account Control Agreement, dated as of February 10, 2005, among EXCO Resources, Inc., JPMorgan Chase Bank, N.A., Wilmington Trust Company and J.P. Morgan Securities Inc.

10.4	Securities Account Control Agreement, dated as of February 10, 2005, among EXCO Resources, Inc., Wilmington Trust Company and J.P. Morgan Securities Inc.

99.2	Press Release dated February 10, 2005 issued by EXCO Resources, Inc.

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UNAUDITED PRO FORMA FINANCIAL DATA

                The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 is based upon the historical balance sheet of EXCO Resources, Inc. (EXCO) as of September 30, 2004 and gives effect to the sale of all of the issued and outstanding shares of Addison Energy Inc. (our wholly-owned Canadian subsidiary)(Addison) and certain promissory notes between Addison and another of our wholly-owned subsidiaries to 1143928 Alberta Ltd., a wholly-owned subsidiary of NAL Oil & Gas Trust (the Addison Transaction) as if the transaction had occurred on September 30, 2004.

                EXCO has currently used the proceeds from the sale of the Addison shares and the promissory notes as follows (in thousands of U.S. dollars using the exchange rate in effect on February 10, 2005):

Repayment of all outstanding bank debt under the Canadian credit agreement	$72,066
Repayment of substantially all outstanding bank debt under the U.S. credit agreement	75,911
Canadian tax withholdings	48,528
Estimated transaction costs	3,000
General working capital purposes	243,159
Total proceeds	$442,664

                The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 has been derived from our audited consolidated statement of operations for the 209 day period ended July 28, 2003 (predecessor basis), our audited consolidated statement of operations for the 156 day period ended December 31, 2003 (successor basis) and North Coast’s audited statement of operations for the year ended December 31, 2003. The pro forma statement of operations gives effect to the following events as if each occurred on January 1, 2003:

•                  Our going private transaction, which occurred on July 29, 2003, and pursuant to which a change in control of EXCO was effected through the purchase of each outstanding common share, other than common shares held by EXCO Holdings Inc. (EXCO Holdings) and its affiliates. As a result of the going private transaction, we became a wholly-owned subsidiary of EXCO Holdings, our parent. As a result of the change in control, Generally Accepted Accounting Principles (GAAP) requires the acquisition by EXCO Holdings to be accounted for as a purchase transaction in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” GAAP requires the application of “push down accounting” in situations where the ownership of an entity has changed, meaning that the post-transaction financial statements of the acquired entity reflect a new basis of accounting in accordance with Staff Accounting Bulletin No. 54. We have recognized increased depreciation, depletion and amortization expense reflecting the stepped up book basis resulting from the allocation of the purchase price.

•                  Our acquisition of North Coast Energy, Inc. (North Coast) on January 27, 2004 for a purchase price of approximately $225.6 million. The North Coast acquisition has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” Accordingly, the pro forma results of operations reflects an increase in depreciation, depletion and amortization expense due to the increase in the basis of the oil and gas properties resulting from the allocation of the purchase price.

•                  Adjustments to conform North Coast’s historical accounting policies related to oil and natural gas properties from successful efforts to full cost accounting.

•                  The issuance of the 7 ¼% senior notes on January 20, 2004 and April 13, 2004.  The proceeds from the issuance of these notes were used to acquire all of the outstanding shares of North Coast, to repay substantially all of EXCO’s, Addison’s and North Coast’s outstanding bank debt and to repay in full our senior term loan (collectively, the North Coast Transactions).

•                  The elimination of Addison’s results of operations for the year.

•                  The sale of the Addison shares and the promissory notes for a net sales price of approximately $423.6 million (Cdn. $549.4 million).  The sales price has been determined based upon actual amounts received in Canadian dollars for the sale of the shares less estimated transaction costs and have been converted to U.S. dollars using the exchange rate in effect at December 31, 2003.

The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2004 has been derived from our unaudited consolidated statement of operations for the nine months ended September 30, 2004 and the unaudited historical consolidated statement of operations for North Coast for the 27 day period from January 1 to January 27, 2004. The pro forma statement of operations gives effect to the following transactions as if each had occurred on January 1, 2003:

•                  Our acquisition of North Coast on January 27, 2004 for a purchase price of approximately $225.6 million. The North Coast acquisition was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” Accordingly, the pro forma statement of operations reflects an increase in depreciation, depletion and amortization expense due to the increase in the basis of the oil and gas properties resulting from the allocation of the purchase price.

•                  Adjustments to conform North Coast’s historical accounting policies related to oil and natural gas properties from successful efforts to full cost accounting for the 27 day period ended January 27, 2004.

•                  The issuance of the 7 ¼% senior notes on January 20, 2004 and April 13, 2004.  The proceeds from the issuance of these notes were used to acquire all of the outstanding shares of North Coast, to repay substantially all of EXCO's, Addison's and North Coast’s outstanding bank debt and to repay in full our senior term loan.

•                  The repayment of the Canadian credit facility and the repayment of substantially all of the U.S. credit facility.

•                  The elimination of Addison’s results of operations for the year.

The unaudited pro forma financial statements should be read in conjunction with the accompanying notes to unaudited pro forma financial statements, our historical consolidated financial statements and related notes and the historical consolidated financial statements and related notes of North Coast, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information contained in the Prospectus for our senior notes exchange offer dated April 22, 2004 and our quarterly report on Form 10-Q for the quarterly period ended September 30, 2004 . The pro forma information presented herein does not purport to be indicative of the financial position or results of operations that would have actually occurred had the North Coast Transaction, the Addison Transaction and the going private transaction occurred on the dates indicated or which may occur in the future.

Unaudited Pro Forma Condensed Consolidated

Balance Sheet as of September 30, 2004

	EXCO Historical	Adjustments for the Addison Transaction		Pro Forma
	(Dollars in thousands)
Assets:
Current assets:
Cash and cash equivalents	$25,704	$(8,323)	(a)	$423,789
		423,408	(b)
		(17,000)	(d)
Other current assets	35,937	(17,275)	(a)	18,662
Total current assets	61,641	380,810		442,451

Oil and natural gas properties and other equipment, net	732,130	(296,561)	(a)	435,569
Goodwill	51,510	(29,952)	(a)	21,558
Other assets, net	11,532	(164)	(a)	11,368

Total assets	$856,813	$54,133		$910,946

Liabilities and Stockholder’s Equity:
Current liabilities	$109,013	$(35,827)	(a)	$126,415
		53,229	(c)

		(17,000)	(d)
Long-term debt	482,340	(12,289)	(a)	453,051
Deferred income taxes	35,506	(35,506)	(a)	—

Other liabilities	57,992	(16,441)	(a)	41,551
Total liabilities	684,851	(63,834)		621,017
Commitments and contingencies	—	—		—

Stockholder’s equity	171,962	117,967	(c)	289,929
Total liabilities and stockholder’s equity	$856,813	$54,133		$910,946

Notes to Unaudited Pro Forma Condensed

Consolidated Balance Sheet as of September 30, 2004

(a)                                  Represents the elimination of all assets and liabilities of Addison that were included in the EXCO Historical Consolidated Balance Sheet as of September 30, 2004.

(b)                                 Represents the net cash proceeds from the sale of the Addison shares and promissory notes of U.S. $438.7 million plus the proceeds of a dividend paid by Addison to EXCO after September 30, 2004 of U.S. $59.1 million less the repayment of borrowings under the Canadian credit agreement (U.S. $71.4 million) and estimated transaction costs (U.S. $3.0 million).

(c)                                  Represents the liability for income taxes incurred and the net after-tax gain from the sale of the Addison shares and the promissory notes determined as follows:

Net sales price	$438,697
Less repayment of the Canadian credit facility	(71,355)
Less estimated transaction costs	(3,000)
Less investment in Addison as of September 30, 2004 (1)	(193,146)
Pre-tax gain on sale	171,196
Less income taxes on sale	(53,229)
After-tax gain on sale	$117,967

(1)               Reduced by the receipt of a dividend paid by Addison to EXCO after September 30, 2004 in the amount of U.S. $59.1 million.

(d)                                 Represents the repayment of substantially all amounts outstanding under the U.S. credit agreement as of September 30, 2004

Unaudited Pro Forma Condensed Consolidated Statement

of Operations for the Year Ended December 31, 2003

	EXCO
	Historical		Pro Forma
	209 Day Period from January 1 to July 28, 2003 (a)	156 Day Period from July 29 to December 31, 2003 (a)	Adjustments for the Going Private Transactions	Year Ended December 31, 2003
	(Dollars in thousands)
Revenues:
Oil and natural gas sales	$61,416	$46,133	$—		$107,549
Commodity price risk management activities (c)	—	(11,160)	—		(11,160)
Well operating, gathering and other	—	—	—		—
Other income (expense)	(1,033)	239	—		(794)

Total revenues and other income	60,383	35,212	—		95,595
Costs and expenses:
Oil and natural gas production	19,793	14,524	—		34,317
Well operating, gathering and other	—	—	—		—
Exploration expense	—	—	—		—
Depreciation, depletion and amortization	12,022	12,012	4,331	(f)	28,365
Accretion of discount on asset retirement obligations	737	528	—		1,265
General and administrative	19,272	5,847	(10,050)	(i)	15,069
Interest	2,981	3,971	1,215	(k)	8,167

Total costs and expenses	54,805	36,882	(4,504)		87,183

Income (loss) from continuing operations before income taxes	5,578	(1,670)	4,504		8,412
Income tax expense (benefit)	4,801	(5,847)	(711)	(m)	(1,757)

Income (loss) from continuing operations	$777	$4,177	$5,215		$10,169

	North Coast Historical (b)	Adjustments for the North Coast Transactions		Pro Forma	Adjustments for the Addison Transaction		Pro-Forma
	(Dollars in thousands)
Revenues:
Oil and natural gas sales	$58,415	$—		$165,964	$(63,379)	(n)	$102,585
Commodity price risk management activities (c)	—	—		(11,160)	360	(n)	(10,800)
Well operating, gathering and other	6,881	(3,637	)(d)	3,244	—		3,244
Other income (expense)	478	737	(d)	421	(516)	(n)	(95)

Total revenues and other income	65,774	(2,900)		158,469	(63,535)		94,934
Costs and expenses:
Oil and natural gas production	10,220	(641	)(d)	43,896	(15,606)	(n)	28,290
Well operating, gathering and other	5,211	(2,259	)(d)	2,952	—		2,952
Exploration expense	3,271	(3,271	)(e)	—	—		—
Depreciation, depletion and amortization	9,215	4,889	(g)	42,469	(13,038)	(n)	29,431
Accretion of discount on asset retirement obligations	—	339	(h)	1,604	(740)	(n)	864
General and administrative	7,302	(1,501	)(j)	20,870	(5,379)	(n)	15,491
Interest	2,757	23,309	(l)	34,233	—		34,233

Total costs and expenses	37,976	20,865		146,024	(34,763)		111,261

Income (loss) from continuing operations before income taxes	27,798	(23,765)		12,445	(28,772)		(16,327)
Income tax expense (benefit)	9,791	(8,557	)(m)	(523)	(1,960)	(n)	(2,483)

Income (loss) from continuing operations	$18,007	$(15,208)		$12,968	$(26,812)		$(13,844)

Notes to Unaudited Pro Forma Condensed

Consolidated Statement of Operations

(a)                                  A change in control of EXCO occurred on July 29, 2003 as a result of the going private transaction. Subsequent to this change in control, the financial statements reflect a new basis of accounting. See “Note 1—The Merger” of the notes to EXCO’s December 31, 2003 consolidated financial statements contained in the Prospectus for our senior notes exchange offer dated April 22, 2004.

(b)                                 Represents historical information for North Coast as of December 31, 2003, as reported in or derived from its audited consolidated financial statements at December 31, 2003.

(c)                                  Following the going private transaction, EXCO (successor basis) adopted the same accounting policies as EXCO (predecessor basis). Effective July 29, 2003, we no longer account for derivative financial instruments using hedge accounting. Instead, any change in fair value is recognized directly through the statement of operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Accounting for Derivatives” contained in the Prospectus for our senior notes exchange offer dated April 22, 2004.  The pro forma statements of operations reflect the historical accounting treatment in effect for all periods presented.

(d)                                 Represents reclassifications to conform to EXCO’s presentation.

(e)                                  Represents the adjustment to capitalize exploration expense as required under the full-cost method of accounting employed by EXCO.

(f)                                    Represents increased depreciation, depletion and amortization primarily relating to the step up in basis of oil and natural gas properties associated with the purchase price allocation for the going private transaction as if it occurred on January 1, 2003.

(g)                                 Represents increased depreciation, depletion and amortization primarily relating to the step up in basis of oil and natural gas properties associated with the purchase price allocation for the North Coast transaction as if it occurred on January 1, 2003 and utilizing the report on Proved Reserves prepared by Lee Keeling and Associates, Inc. as of December 31, 2003.

(h)                                 Represents additional accretion charges resulting from the revaluation of fair value based upon EXCO management’s assessment of certain factors as they relate to North Coast’s asset retirement obligation.

(i)                                     General and administrative pro forma expense adjustments include the following:

Year Ended December 31, 2003
(Dollars in thousands)
Accelerated stock compensation(1)	$(8,157)
Management retention bonuses(2)	1,080
Going private costs(3)	(2,973)
Total G&A pro forma adjustment	$(10,050)

(1)                                  Represents stock compensation expense attributable to the acceleration of stock option vesting in connection with the going private transaction.

(2)                                  Represents additional contractual management compensation resulting from the going private transaction.

(3)                                  Represents third party costs incurred by EXCO directly related to the going private transaction.

(j)                                     Represents transaction costs incurred by North Coast and expensed during the year ended December 31, 2003 primarily related to employee retention payments and investment banking fees in connection with the acquisition of North Coast by EXCO.

(k)                                  EXCO borrowed an additional $53.6 million under its former credit facilities to fund a portion of the going private transaction. This adjustment reflects the additional interest expense resulting from this borrowing in prior periods as if the borrowing was outstanding at January 1, 2003:

Year Ended December 31, 2003
(Dollars in thousands)
Interest expense from the $53.6 million increase in former credit facilities borrowings in the going private transaction at 3.85% at July 29, 2003	$1,215

(l)                                     Represents the adjustment to historical interest expense on debt to be retired and interest expense on debt assumed and issued in connection with the North Coast acquisition, at rates assumed to be in effect at the time of the Transactions, as presented in the following table. Total pro forma interest expense includes the additional interest expense resulting from the going private acquisition discussed in (i) above.

Year Ended December 31, 2003
(Dollars in thousands)
Historical interest expense	$9,709
Interest expense resulting from the 7 ¼% senior notes issued on January 20, 2004	25,375
Interest expense resulting from the 7 ¼% senior notes issued on April 13, 2004	7,250
Increase in interest expense from the $53.6 million increase in credit facility borrowings in the going private transaction.	1,215
Reduction in interest expense from the $265.0 million pay down of our and North Coast’s credit facilities.	(10,924)
Amortization of $3.2 million premium related to the 7 ¼% senior notes issued on April 13, 2004	(378)
Amortization of $9.7 million deferred financing costs related to the old notes—7 years	1,388
Amortization of additional deferred financing costs of $1.7 million to amend and restate our existing credit facilities—3 years	598
Total pro forma interest expense	$34,233

At December 31, 2003, on a pro forma basis, no indebtedness was outstanding under the U.S. or Canadian credit facilities. Interest on the credit facility is variable at Libor plus 1.25%-2.00% under our U.S. credit agreement and the Banker’s Acceptance rate plus 1.25%-2.00% under our Canadian credit agreement.

(m)                               Represents the income tax effect of the pro forma adjustments, the elimination of EXCO’s tax valuation increases or decreases recognized during the 209 day period from January 1, 2003 to July 28, 2003 (as EXCO is now in a net deferred tax liability position) and adjustment of North Coast’s historical rate to approximate EXCO’s U.S. tax rate.

(n)                                 Represents the revenues and expenses of Addison included in the EXCO pro forma information for the year ended December 31, 2003.

Unaudited Pro Forma Condensed Consolidated Statement

of Operations for the Nine Months Ended September 30, 2004

	EXCO Historical	North Coast Historical for the 27 Day Period Ended January 27, 2004 (a)	Adjustments for the North Coast Transactions		Pro Forma	Adjustments for the Addison Transaction		Pro Forma
	(Dollars in thousands)
Revenues:
Oil and natural gas sales	$166,603	$6,540	$—		$173,143	$(66,483	)(i)	$106,660
Commodity price risk management activities	(81,999)	—	—		(81,999)	12,804	(i)	(69,195)
Well operating, gathering and other	—	490	(490	)(b)	—	—		—
Other income (expense)	7,498	150	20	(b)	7,668	(6,611	)(i)	1,057

Total revenues and other income	92,102	7,180	(470)		98,812	(60,290)		38,522
Costs and expenses:
Oil and natural gas production	35,327	878	(108	)(b)	36,097	(14,454	)(i)	21,643
Well operating, gathering and other	—	362	(362	)(b)	—	—		—
Exploration expense	—	200	(200	)(c)	—	—		—
Depreciation, depletion and amortization	35,518	851	473	(d)	36,842	(14,558	)(i)	22,284
Accretion of discount on asset retirement obligations	1,259	—	30	(e)	1,289	(652	)(i)	637
General and administrative	15,610	11,535	(11,021	)(f)	16,124	(4,087	)(i)	12,037
Interest	27,144	186	1,456	(g)	28,786	(3,664	)(i)	24,990
						(132	)(j)
Total costs and expenses	114,858	14,012	(9,732)		119,138	(37,547)		81,591

Loss from continuing operations before income taxes	(22,756)	(6,832)	9,262		(20,326)	(22,743	)(i)	(43,069)
Income tax expense (benefit)	(5,356)	(2,448)	3,473	(h)	(4,331)	(5,994	)(i)	(10,274)
						51	(j)
Income (loss) from continuing operations	$(17,400)	$(4,384)	$5,789		$(15,995)	$(16,800)		$(32,795)

Notes to Unaudited Pro Forma Condensed

Consolidated Statement of Operations

(a)                                  Represents historical information for North Coast for the 27 day period from January 1 to January 27, 2004.

(b)                                 Represents reclassification to conform to EXCO’s presentation.

(c)                                  Represents the adjustment to capitalize exploration expense as required under the full-cost method of accounting employed by EXCO.

(d)                                 Represents increased depreciation, depletion and amortization primarily relating to the step-up in basis of oil and natural gas properties associated with the purchase price allocation for the North Coast transaction as if it has occurred as of January 1, 2003.

(e)                                  Represents additional accretion charges resulting from the revaluation of fair value based upon EXCO management’s assessment of certain factors as they relate to North Coast’s asset retirement obligations.

(f)                                    Represents transaction costs incurred by North Coast and expensed during the 27 day period from January 1 to January 27, 2004 primarily related to investment banking fees, employee bonus and severance payments and other costs incurred in connection with the acquisition of North Coast by EXCO.

(g)                                 Represents the additional interest expense that would have resulted had the $450.0 million of 7 ¼% senior notes due 2011 been issued on January 1, 2003 net of the reduction in interest expense relating to the repayment of outstanding debt under the bank credit agreements and the senior term loan occurred on January 1, 2003.

(h)                                 Represents the income tax effect of the pro forma adjustments and adjustment of North Coast’s historical rate to approximate EXCO’s U.S. tax rate.

(i)                                     Represents the revenues and expenses of Addison included in the EXCO pro forma information for the nine months ended September 30, 2004.

(j)                                     Represents interest expense and the related income tax effect of the repayment of substantially all of the outstanding debt as of September 30, 2004 under the U.S. bank credit agreement as if it had occurred on January 1, 2003.